EXHIBIT 10.6
                                                                    ------------


                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is dated as of February 29, 2000 (the "Effective Date"), and is made by and between McKinsey & Company, Inc. United States, a Delaware corporation ("McKinsey"), and The Publishing Company of North America, Inc., a Florida corporation ("Client") with respect to certain services provided by McKinsey as described herein. The parties hereby agree to the following terms and conditions in connection with such services.

         1. Services. McKinsey agrees to assist the Client in connection with its development of a business plan, launch program and financing negotiations for Attorneys.com, as more fully described in Exhibit A (the "Project"). In the event the Client requests additional services related to the Project, the scope of such additional services shall be as agreed by the parties and shall be governed by this agreement.

         2. Compensation. The parties agree that McKinsey will be compensated by Client for its professional fees in connection with the Project as provided on Exhibit B. In addition, Client will reimburse McKinsey for expenses incurred, which expenses will include external costs such as travel and courier, and other costs such as administrative support, report reproduction and computer support as provided in Exhibit B. Compensation for any additional services provided by McKinsey relating to the Project shall be as agreed by the parties.

         3. Term. McKinsey's services in connection with the Project shall begin on or about March 6, 2000, and are expected to be completed approximately by April 28, 2000. This agreement shall govern all services provided by McKinsey in connection with the Project and any additional services related to the Project as agreed by the parties. Either party may terminate the Project by giving ten
(10) days' prior written notice to the other. In the event of any such termination, McKinsey shall be compensated pro rata for professional fees and expenses incurred with respect to services performed through the effective date of termination in accordance with Section 2, but will not be entitled to any additional compensation.

         4. Confidentiality. McKinsey recognizes that certain confidential information concerning the Client will be furnished by the Client to McKinsey in connection with the Project ("Confidential Information").

         McKinsey agrees that it will disclose Confidential Information only to those of its directors, officers, employees, advisors or agents who have a need to know such information, or to advisors to the Client. Confidential Information shall not include information that (i) is in the possession of McKinsey prior to its receipt of such information from the Client, (ii) is or becomes publicly available other than as a result of a breach of this agreement by McKinsey, or
(iii) is or can be independently acquired or developed by McKinsey without violating any of its obligations under this agreement.

         The Client recognizes and confirms that McKinsey (a) will use and rely primarily on the Confidential Information and on information available from public sources in performing the services

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contemplated by this agreement without having independently verified the same, and (b) does not assume responsibility for the accuracy or completeness of the Confidential Information or such other publicly available information.

         In the event that McKinsey receives a request to disclose all or any part of any Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, judicial or administrative agency or by a legislative body or committee, such disclosure by McKinsey shall not constitute a violation of this Agreement provided that McKinsey (a) promptly notifies Client of the existence, terms and circumstances surrounding such request, (b) consults with Client on the advisability of taking available legal steps to resist or narrow such request, and (c) if disclosure of such Confidential Information is required or deemed advisable, exercises its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information to be disclosed which Client designates.

         5. Use of McKinsey Name and Work Products. In connection with the Project, McKinsey may furnish the Client with reports, analyses or other such materials (the "Materials"). The Client understands and agrees that any such Materials will be furnished solely for its internal use and may not be furnished in whole or in part to any other person other than its directors, officers and employees without the prior written consent of McKinsey.

         The Client may furnish Materials to its legal counsel, accountants or investment bankers who have been retained by the Client to provide services in connection with the Project and who need to know such information in the performance of such services if (i) the Client informs each such person of the confidential nature of the Materials, (ii) each such person agrees not to disclose the Materials to any other person and to use the Materials solely in connection with the performance of its services to the Client, and (iii) each such person agrees that in connection with discussions with or disclosures to other third parties, it will not attribute any information contained in the Materials to McKinsey.

         The Client further agrees not to refer to McKinsey or attribute any information to McKinsey (i) in the press, (ii) for advertising or promotional purposes, or (iii) for the purpose of informing or influencing any third party, including the investment community, without the prior written consent of McKinsey.

         In the event that the Client receives a request to disclose all or any part of any Materials under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, judicial or administrative agency or by a legislative body or committee, such disclosure by the Client shall not constitute a violation of this Agreement provided that the Client (a) promptly notifies McKinsey of the existence, terms and circumstances surrounding such request, (b) consults with McKinsey on the advisability of taking available legal steps to resist or narrow such request, and (c) if disclosure of such Materials is required or deemed advisable, exercises its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Materials to be disclosed which McKinsey designates.

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         6. Work Product. Client shall have a perpetual, irrevocable, nontransferable, paid-up right and license to use and copy the Materials and prepare derivative works based on the Materials for its internal use, subject to the terms of Section 5. All other rights in the Materials, subject to the terms of Section 4, remain in and/or are assigned to McKinsey. The parties will cooperate with each other and execute such other documents as may be appropriate to achieve the objectives of this Section.

         Client acknowledges that McKinsey may develop for itself, or for others, problem solving approaches, frameworks or other tools or information similar to the Materials and processes developed in performing the Project and any additional Services, and nothing contained herein precludes McKinsey from developing or disclosing such materials and information provided that the same do not contain or reflect Confidential Information.

         7. Indemnification. The Client hereby agrees to indemnify and hold harmless (i) McKinsey, (ii) any entity directly or indirectly controlling, controlled by, or under common control with, McKinsey, or any other affiliates of McKinsey or such entities (collectively "McKinsey Affiliates"), and (iii) the respective directors, officers, stockholders, agents and employees of McKinsey and such entities (collectively, "Indemnified Persons"), from and against all claims, liabilities, losses, damages, and expenses as incurred (including reasonable legal fees and disbursements of counsel and the costs of McKinsey professional time), joint or several (including actions or proceedings in respect thereof) (collectively "Losses"), relating to or arising out of: (i) the Project (including without limitation the provision of consulting services), or
(ii) any transaction or matter which is related to the subject matter of the Project. The Client shall not, however, be liable under the foregoing indemnity agreement to the extent that any such Losses are determined by an arbitration pursuant to Section 14 or are otherwise finally determined, as the case may be, to have resulted primarily from the gross negligence, willful misconduct or bad faith of any Indemnified Person in connection with the Project. The Client also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or in tort or otherwise) to the Client or any person claiming through the Client, including without limitation its owners, parents, affiliates, security holders or creditors, for any Losses suffered by the Client or any such other person relating to or arising out of (i) the Project (including without limitation the provision of consulting services), or (ii) any transaction or matter which is related to the subject matter of the Project, and further agrees that McKinsey shall be reimbursed for any expenses as incurred by any Indemnified Persons relating to the foregoing (including reasonable legal fees and disbursements of counsel and the costs of McKinsey professional time), except to the extent that any such Losses are determined by an arbitration pursuant to Section 14 or are otherwise finally determined, as the case may be, to have resulted primarily from the gross negligence, willful misconduct or bad faith of any Indemnified Person in connection with the Project.

         The Client further agrees that it will not settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action or proceeding) unless the Client has given McKinsey reasonable prior written notice thereof and obtained an unconditional release of each Indemnified Person from all liability arising therefrom, which unconditional release shall not place any non-financial obligations on any Indemnified Person.

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         The Client acknowledges and agrees that its obligations hereunder shall be in addition to any rights that any Indemnified Person may have at law or otherwise.

         Upon receipt by McKinsey of notice of a claim, action or proceeding in respect of which indemnity may be sought hereunder, McKinsey shall promptly notify the Client with respect thereto. If in McKinsey's reasonable judgment there is no conflict of interest between McKinsey (or any Indemnified Person) and the Client, the Client may at its option assume and control the defense of any litigation or proceeding in respect of which indemnity is sought hereunder with counsel reasonably acceptable to McKinsey. If in McKinsey's reasonable judgment there is a conflict of interest between McKinsey (or any Indemnified Person) and the Client, McKinsey shall assume and control the defense of any litigation or proceeding (as it relates to McKinsey or any such Indemnified Person) in respect of which indemnity is sought hereunder with counsel reasonably acceptable to the Client. The Client shall not be liable hereunder or otherwise for any settlement of any claim, action or proceeding effected without its written consent, which shall not be unreasonably withheld. Nothing contained herein shall prevent McKinsey from retaining, at its own expense, legal counsel of its choice.

         8. Client Acknowledgment. It is the long-standing practice of McKinsey to serve multiple clients within industries, including those with opposing economic interests, as well as counter-parties in potential and actual merger, acquisition and alliance transactions. McKinsey is committed to maintaining the confidentiality of each client's information (generally as described in this agreement) in all such situations. Accordingly, the Client acknowledges the possibility and agrees that McKinsey may have served, may currently be serving or may in the future serve other companies whose interests are adverse to those of the Client, including parties with whom the Client (i) competes; (ii) has a commercial relationship or potential commercial relationship (e.g., suppliers, distributors); (iii) enters into competitive bidding situations; and (iv) enters into or considers entering into merger, acquisition, divestiture, alliance or joint venture transactions.

         9. Independent Contractor. The parties agree that McKinsey is an independent contractor to Client and will not be deemed an employee of Client for any purpose whatsoever. Without limiting the foregoing, all income taxes arising from or in connection with professional fees paid by Client to McKinsey for the services provided under this Agreement shall be borne by McKinsey. Neither party nor such party's directors, officers, employees or agents, shall bind or make any commitment on behalf of the other party.

         10. Survival and Succession. This agreement shall survive the completion or termination of the Project and any related services provided by McKinsey. Further, this agreement, in its entirety, shall inure to the benefit of and be binding on the successors and assigns of the Client and McKinsey.

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         11. Assignment. Neither of the parties hereto shall assign or transfer its interest in this Agreement or any portion thereof without the prior written consent of the other party except that (i) Client may assign or transfer its rights and obligations under this Agreement to a subsidiary or entity controlling, controlled by or under common control with Client (an "Affiliate") or to any entity that acquires all or substantially all of the assets of Client or more than 50% of the current outstanding voting stock of Client and (ii) McKinsey shall be entitled to assign the right to receive any compensation received hereunder to a third party without the prior written consent of Client, subject to restrictions of applicable law.

         12. Severability. The various provisions and subprovisions of this Agreement are severable and if any provision or subprovision or part thereof is held to be unenforceable by any court of competent jurisdiction, then such enforceability shall not affect the validity or enforceability of the remaining provisions or subprovisions or parts thereof in this Agreement.

         13. Entire Agreement/Governing Law. This Agreement (including Exhibit
A) constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, oral and written, and may not be modified or amended except in writing signed by both parties. The laws of the State of New York, excluding that body of law controlling conflicts of law, will govern all disputes arising out of or relating to this Agreement.

         14. Arbitration. Any dispute, controversy or claim arising out of or in connection with, or relating to, this agreement, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (the "AAA") in effect at the time of the arbitration, except as they may be modified by mutual agreement of the parties. The seat of the arbitration shall be New York, New York, and the arbitration shall be conducted in English.

         The arbitration shall be conducted by three arbitrators. The party initiating arbitration (the "Claimant") shall appoint an arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint an arbitrator within 30 days of receipt of the Request. If by that date either party has not appointed an arbitrator, then that arbitrator shall be appointed promptly by the AAA. The first two arbitrators appointed shall appoint a third arbitrator within 30 days after the Respondent has notified Claimant of the appointment of Respondent's arbitrator or, in the event of a failure by a party to appoint, within 30 days after the AAA has notified the parties of its appointment of an arbitrator on behalf of the party failing to appoint. If the first two arbitrators appointed fail to appoint a third arbitrator within the time period prescribed above, then the AAA shall appoint the third arbitrator.

         The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets.

         15. Notices. Any notices under this Agreement will be sent by certified or registered mail, return receipt requested, or by facsimile (provided that the sender received electronic confirmation of

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receipt by recipient) to the address specified below or such other address as the party specifies in writing. Such notice will be effective upon being sent as specified in this Section.


                                          The Publishing Company of
                                          North America, Inc.


                                          By: /s/ Peter S. Balise
                                              ---------------------

                                          Title: President
                                                 ------------------

                                          Date:  March 6, 2000
                                                 ------------------




                                          McKinsey & Company, Inc. United States


                                          By: /s/ Joachim Heel
                                              ---------------------

                                          Title: Principal
                                                 ------------------

                                          Date: March 6, 2000
                                                -------------------
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                                    EXHIBIT A





                                SCOPE OF SERVICES


The scope of McKinsey's services shall be as described in McKinsey's letter of proposal to the Client dated February 2000, attached hereto and incorporated herein by reference, subject to any changes as mutually agreed by the parties.

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                                    EXHIBIT B





                         PROFESSIONAL FEES AND EXPENSES


McKinsey's professional fees for the Project shall be $300,000 per month, 40% of which shall be paid by the Client in cash and 60% of which shall accrue and be paid in restricted common stock of The Publishing Company of North America, Inc., ("PCNA") as described further below. The cash and equity portions of the professional fees shall be earned on a weekly basis; the cash portions shall be billed and paid monthly and the equity shall be issued as described below. In addition, the Client agrees to reimburse McKinsey in cash on a monthly basis for expenses incurred in connection with the Project.

The common stock shall be valued at the end of each week at a 20% discount to the average closing price of PCNA common stock for such week.


         o The Client shall grant to McKinsey piggy-back registration rights relating to the shares of common stock issued to McKinsey in connection herewith.

         o The Client shall issue the common stock payable to McKinsey hereunder in 2 tranches as follows: on 3/31/00 the Client shall issue all equity earned by McKinsey prior to such date, and on 4/28/00 the Client shall issue to McKinsey all equity earned after 3/31/00, unless otherwise agreed by the parties.

         o The shares shall be issued to and held in the name of 52nd Street Associates, Inc., which is a Delaware corporation and a McKinsey affiliate.